Exhibit 23.1

Consent of Independent Auditor

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Medalist Diversified REIT, Inc. on Form S-8 (No. 333-228674) of our report dated September 24, 2019 with respect to the statement of revenues and certain operating expenses of the Ashley Plaza shopping center for the year ended December 31, 2018, which report appears in Form 8-K/A of Medalist Diversified REIT, Inc. dated September 24, 2019.

/s/ Cherry Bekaert LLP

Richmond, Virginia

September 24, 2019